Exhibit 99.2

Lunda Construction Company

Financial Statements
As of June 30, 2011 and for the Six Month Periods Ended June 30, 2011 and 2010

Lunda Construction Company

Balance Sheet (Unaudited)
June 30, 2011
Assets

Current assets:
Cash and cash equivalents	$13,432,482
Contracts receivable:
Current estimates	29,768,810
Retentions	9,866,542
Related parties	5,127,305
Costs and estimated earnings in excess of billings	8,031,440
Supplies and materials	6,947,778
Prepaid expenses and other	1,683,003

Total current assets	74,857,360

Advances to and equity in joint ventures	2,709,810

Property and equipment:
Land	1,696,099
Buildings	5,523,564
Construction equipment	93,401,889
Office equipment	1,174,569

Totals	101,796,121
Less - Accumulated depreciation	79,364,310

Net property and equipment	22,431,811

TOTAL ASSETS	$99,998,981

Balance Sheet (Unaudited)
June 30, 2011
Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$14,245,680
Payable to subcontractors:
Current estimates	13,595,028
Retentions	6,093,456
Billings in excess of costs and estimated earnings	17,288,295
Payroll and related taxes and benefits	6,490,453
Other accrued expenses	1,920,621

Total current liabilities	59,633,533

Stockholders' equity:
Common stock - $100 stated value:
Authorized - 30,000 shares
Issued and outstanding - 22,328 shares	2,232,800
Additional paid-in capital	424,243
Retained earnings	37,708,405

Total stockholders' equity	40,365,448

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$99,998,981

See accompanying notes to financial statements.

Lunda Construction Company

Statements of Income (Unaudited)
Six Month Periods Ended June 30, 2011 and 2010

	2011	2010

Contract revenue	$155,154,332	$158,722,681
Cost of Contract Revenue	129,111,057	113,117,248

Gross profit	26,043,275	45,605,433

General and Administrative Expenses	4,206,888	3,662,990

Income from operations	21,836,387	41,942,443

Other income (expense):
Interest and dividend income	1,272,560	941,463
Insurance adjustments	39,591	0
Miscellaneous income	575,634	634,777
Nonrecurring expenses	(5,667,411)	0
Equity in income from joint ventures	1,223,028	1,842,875
Net gain on asset and investment sales	18,033,846	1,273,161

Total other income (expense)	15,477,248	4,692,276

Net income	$37,313,635	$46,634,719

See accompanying notes to financial statements.

Lunda Construction Company

Statement of Stockholders' Equity (Unaudited)
Six Month Periods Ended June 30, 2011

				Retained Earnings			Accumulated
			Additional	Accumulated	Other		Other	Total
	Common Stock		Paid-In	Adjustments	Retained		Comprehensive	Stockholders'
	Shares	Amount	Capital	Account	Earnings	Total	Income (Loss)	Equity

Balances at January 1, 2011	22,328	$2,232,800	$424,243	$192,044,146	$8,349,184	$200,393,330	$18,014,470	$221,064,843
Comprehensive income:
Net income - Six months ended June 30, 2011	0	0	0	37,313,635	0	37,313,635	0	37,313,635
Reclassification adjustment on securities available for sale	0	0	0	0	0	0	(18,014,470)	(18,014,470)

Total comprehensive income								19,299,165

Distributions to stockholders	0	0	0	(199,998,560)	0	(199,998,560)	0	(199,998,560)

Balances at June 30, 2011	22,328	$2,232,800	$424,243	$29,359,221	$8,349,184	$37,708,405	$0	$40,365,448

See accompanying notes to financial statements.

Lunda Construction Company

Statements of Cash Flows (Unaudited)
Six Month Periods Ended June 30, 2011 and 2010

	2011	2010

Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$37,313,635	$46,634,719

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation	3,623,847	3,822,375
Net gain on asset and investment sales	(18,033,846)	(1,200,008)
Equity in income from joint ventures	(1,223,028)	(1,842,875)
Changes in operating assets and liabilities:
Contracts receivable	(20,078,869)	745,902
Costs and estimated earnings in excess of billings	(4,800,000)	(11,933,528)
Supplies and materials	1,001,843	1,468,299
Prepaid expenses and other	272,215	28,476
Accounts payable	7,198,274	8,700,690
Payable to subcontractors	8,232,137	(110,369)
Billings in excess of costs and estimated earnings	6,234,351	(23,509,126)
Payroll and related taxes and benefits	1,722,004	3,087,446
Other accrued expenses	(5,556,758)	2,857,758

Total adjustments	(21,407,830)	(17,884,960)

Net cash provided by operating activities	15,905,805	28,749,759

Cash flows from investing activities:
Proceeds from sale of marketable securities	131,298,465	5,910,213
Purchases of marketable securities	(21,385,979)	(51,370,625)
Proceeds from sale of equipment	93,643	194,117
Purchases of property and equipment	(915,372)	(1,877,626)
Advances to joint venture	0	(500,000)

Net cash provided by (used in) investing activities	109,090,757	(47,643,921)

Lunda Construction Company

Statements of Cash Flows (Unaudited) (Continued)
Six Month Periods Ended June 30, 2011 and 2010

Increase (decrease) in cash and cash equivalents: (continued)	2011	2010
Cash flows from financing activities:
Distributions to stockholders	$(200,213,053)	$(10,051,499)

Net decrease in cash and cash equivalents	(75,216,491)	(28,945,661)
Cash and cash equivalents at beginning	88,648,973	95,012,802

Cash and cash equivalents at end	$13,432,482	$66,067,141

Noncash investing and financing activities:
Equipment additions included in accounts payable	$536,531	$839,446
Change in unrealized loss on marketable securities	(18,014,470)	(3,662,253)

See accompanying notes to financial statements.

Lunda Construction Company

Notes to Financial Statements (Unaudited)

Note 1	Summary of Significant Accounting Policies

Principal Business Activity

Lunda Construction Company (the “Company”) derives substantially all of its revenues from various city and state governments.

The Company has two major types of construction activity:  bridge and industrial.  The bridge division deals primarily with constructing bridges, driving piling, and other miscellaneous concrete work.  The industrial division deals primarily with dams, millwright construction, rigging, and industrial construction.

In accordance with normal practice in the construction industry, the Company includes asset and liability accounts relating to construction contracts in current assets and liabilities even when such amounts are realizable or payable over a period in excess of one year.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses.  Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less when purchased, except those held in escrow and those held in the marketable securities portfolio, to be cash equivalents.

Contracts Receivable

Contracts receivable are based on contracted prices and are stated at the amount management expects to collect from balances outstanding.  Based on management's assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding will be immaterial.

Lunda Construction Company

Notes to Financial Statements (Unaudited)

Note 1	Summary of Significant Accounting Policies (Continued)

Revenue and Cost Recognition

Contract revenue from fixed-price contracts is recorded on the percentage-of-completion method measured by the percentage of costs to date to total estimated costs. Profits are recognized when progress is sufficient to permit reasonable estimates of the profit upon completion. Claims for additional contract revenue are recognized when resolved. Revisions in contract revenue and cost estimates are reflected in the accounting period when known. Because of inherent uncertainties in estimating revenue and costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct labor, material, and subcontract costs and those indirect costs related to contract performance, such as indirect labor, equipment costs, supplies, and tools. General and administrative costs are charged to expense as incurred. Provisions for significant estimated losses on uncompleted contracts are made in the period in which such losses are determined.

The asset "cost and estimated earnings in excess of billings," represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenues recognized.

Property, Equipment, and Depreciation

Property and equipment are valued at cost. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of property and equipment are reflected in income. Depreciation is computed on the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets as follows: buildings (10 to 25 years), construction equipment (3 to 8 years), and office equipment (3 to 5 years).

Lunda Construction Company

Notes to Financial Statements (Unaudited)

Note 1	Summary of Significant Accounting Policies (Continued)

Long-Lived Assets

Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the fair value of the asset.  Certain long-lived assets to be disposed of by sale are reported at the lower of carrying amount or fair value less cost to sell.  No impairment loss was recognized in the six months ended June 30, 2011 or 2010.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and comparable state regulations.  Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction).  Instead, the stockholders report on their personal income tax returns their proportionate share of the Company's taxable income (or loss) and tax credits.  The Company has committed to making distributions sufficient to meet stockholders' income tax liabilities generated by the income of the Company.

Occasionally, the Company is subject to various state and local income taxes.  State and local taxes included in current liabilities and other income (expense) in the June 30, 2011 and 2010 financial statements are $425,000 and $0, respectively.

Tax returns filed by the Company remain open to federal and state income tax examination through the statutory time periods.

Subsequent Events

Subsequent events have been evaluated through August 23, 2011, which is the date the financial statements were available to be issued.

Lunda Construction Company

Notes to Financial Statements (Unaudited)

Note 2	Costs and Estimated Earnings on Uncompleted Contracts

Costs and estimated earnings on uncompleted contracts at June 30, 2011, are summarized below:

Costs incurred on uncompleted contracts	$237,021,771
Estimated earnings	21,676,519

258,698,290
Less - Billings to date	267,955,145

$(9,256,855)

Included in the accompanying balance sheet at June 30, 2011, under the following captions:

Costs and estimated earnings in excess of billings	$8,031,440
Billings in excess of costs and estimated earnings	(17,288,295)

$(9,256,855)

Note 3	Marketable Securities

During the six months ended June 30, 2011, the Company liquidated all marketable securities.

Proceeds, gross realized gains, and gross realized losses from sales of marketable equity and debt securities available for sale during the six months ended June 30, 2011 and 2010, are as follows:

	2011	2010

Proceeds	$131,298,465	$5,910,213

Gross realized gains	$20,019,267	$1,573,824

Gross realized losses	$2,067,304	$337,239

Lunda Construction Company

Notes to Financial Statements (Unaudited)

Note 3	Marketable Securities (Continued)

For purposes of determining gross realized gains and losses, the cost of securities sold was determined by specific identification.

Note 4	Supplies and Materials

Supplies and materials at June 30, 2011, consist of the following:

At current cost:
Sheet piling	$3,744,520
Other piling	2,371,821
Miscellaneous	831,437

Totals	$6,947,778

Note 5	Advances to and Equity in Joint Ventures

The Company has an interest in seven joint ventures which were formed to complete certain contracts with the Wisconsin and Minnesota Departments of Transportation.  The Company's interest in each joint venture is as follows:

●	33 1/3% interest in Marquette Constructors, LLC
●	33 1/3% interest in LHS Constructors
●	40% interest in ALS, a joint venture
●	50% interest in Arrowhead 35 Constructors, LLC
●	50% interest in Lunda/Ames, a joint venture
●	33 1/3% interest in Milwaukee Constructors, LLC
●	33 1/3% interest in Wisconsin Constructors, LLC

Lunda Construction Company

Notes to Financial Statements (Unaudited)

Note 5	Advances to and Equity in Joint Ventures (Continued)

The joint ventures are accounted for under the equity method of accounting. All partners participate in the respective contracts, and the joint venture agreements provide the basis of payments to partners for various services performed. As of June 30, 2011, advances to and equity in joint ventures were as follows:

Marquette Constructors, LLC	$39,019
LHS Constructors	37,345
ALS	238,982
Arrowhead 35 Constructors, LLC	167,909
Lunda/Ames	1,724,451
Milwaukee Constructors, LLC	461,107
Wisconsin Constructors, LLC	40,997

$2,709,810

Marquette Constructors, LLC began business activity on January 1, 2005, and derives substantially all of its revenue from four contracts with the Wisconsin Department of Transportation totaling $423 million. During 2009, essentially all construction activities were completed. All business activity is anticipated to be completed in 2011.

LHS Constructors was organized to construct a project for the Minnesota Department of Transportation. Construction activity began in 2006. The Company recognized no income or expenses for the work performed for this joint venture for the six months ended June 30, 2011 and 2010.

ALS, a joint venture, began its business on March 30, 2007. It was organized to construct projects for the Minnesota Department of Transportation. The Company is a subcontractor to the joint venture for specific contract items and recognized contract revenue for the work performed for ALS of $15,339 and $21,276,339 for the six months ended June 30, 2011 and 2010, respectively. Contracts receivable at June 30, 2011, include $88,661 from ALS.

Lunda Construction Company

Notes to Financial Statements (Unaudited)

Note 5	Advances to and Equity in Joint Ventures (Continued)

Arrowhead 35 Constructors, LLC was organized to construct a project for the Minnesota Department of Transportation.  Construction activity began in 2010.  The Company is a subcontractor to the joint venture for specific contract items and recognized contract revenue for the work performed for this joint venture of $4,825,209 and $3,818,919 for the six months ended June 30, 2011 and 2010, respectively.  Contracts receivable at June 30, 2011, include $1,191,287 from Arrowhead 35 Constructors, LLC.

Lunda/Ames, a joint venture, was organized to construct a project for the Minnesota Department of Transportation.  Construction activity began in 2010.  The Company is a subcontractor to the joint venture for specific contract items and recognized contract revenue for the work performed for Lunda/Ames of $3,521,290 and $0 for the six months ended June 30, 2011 and 2010, respectively.  Contracts receivable at June 30, 2011, include $765,980.

Milwaukee Constructors, LLC was organized to construct a project for the Wisconsin Department of Transportation.  Construction activity began in 2010.  The Company is a subcontractor to the joint venture for specific contract items and recognized contract revenue for the work performed for this joint venture of $0 and $541,131 for the six months ended June 30, 2011 and 2010, respectively.

Wisconsin Constructors, LLC was organized to construct a project for the Wisconsin Department of Transportation.  Construction activity began in the latter part of 2010.  The Company is a subcontractor to the joint venture for specific contract items and recognized contract revenue for the work performed for this joint venture of $24,792,727 and $0 for the six months ended June 30, 2011 and 2010, respectively.  Contracts receivable at June 30, 2011, include $3,235,971 from Wisconsin Constructors, LLC.

Note 6	Short-Term Borrowing Arrangements

The Company has a line of credit available for short-term borrowing totaling $8,000,000 at the prime rate at the time of the borrowing.  The line of credit is due on demand.  At June 30, 2011, there were no amounts borrowed against the line of credit.

Lunda Construction Company

Notes to Financial Statements (Unaudited)

Note 7	Retirement Plans

The Company has a 401(k) profit sharing plan for the benefit of its employees.  Participants, substantially all nonunion employees, can elect to contribute up to 50% of their eligible compensation.  The Company contributes 50% of a participant's contribution not in excess of 6% of eligible compensation.  The Company may also contribute an additional discretionary amount to be allocated to the participants in proportion to each eligible employee's compensation.

Company contributions to the 401(k) plan, exclusive of trustee fees, approximated $348,000, and $345,000 for the six months ended June 30, 2011 and 2010, respectively.

The Company makes contributions based on collective bargaining agreements to several mutliemployer union pension plans.  Total contribution expense recognized related to these mutliemployer union pension plans was $2,597,027 and $2,636,000, for the six months ended June 30, 2011 and 2010, respectively.  These contributions are included in the cost of revenue.  These agreements typically expire within one to five years.  Under federal law, a contributor to a mutliemployer plan is liable, upon termination or withdrawal from a plan, for its proportionate share of a plan's unfunded vested liability.  The withdrawal liability has an exception for companies that perform work in the construction and building industry if certain conditions are met.  The Company has no intention of withdrawing from any of the mutliemployer pension plans in which they participate.  Information from the plans' administrators is not available to permit the Company to determine its share, if any, of the unfunded vested benefits of these plans.

Note 8	Self-Insurance

The Company maintains a self-insured health insurance plan for certain nonunion employees.  The Company bought reinsurance to cover catastrophic individual claims over $40,000.  Unreported claims outstanding at June 30, 2011, are not expected to be significant; therefore, no provision has been made in the financial statements for such costs.

The Company self-insures for workers' compensation in Minnesota and Wisconsin.  The Company buys reinsurance to cover individual claims over $250,000.  The Company accrues for known claims and potential unknown claims which are based on industry historic factors provided by the insurance company.

Lunda Construction Company

Notes to Financial Statements (Unaudited)

Note 8	Self-Insurance (Continued)

At June 30, 2011, pledged collateral, in the amount of $1,477,776, was held with an insurance company for workers' compensation claims.  Funds are held in a Federated Prime Cash Obligations money market account and are accounted for as prepaid expenses and other on the balance sheet.

Note 9	Related-Party Transactions

A stockholder of the Company is a majority owner of an erecting company.  For the six months ended June 30, 2011 and 2010, the Company subcontracted erecting work at a cost of approximately $607,861 and $514,580, respectively.

The net amount due from the erecting company, joint ventures, and other related parties at June 30, 2011, was $5,127,305.

Note 10	Major Customers

Included in 2011 construction revenues for the six months ended June 30, 2011, are amounts attributed to contracts directly and indirectly with the Minnesota Department of Transportation, Wisconsin Department of Transportation, and Hennepin County Transportation of approximately $33,881,000, $58,244,000, and $14,745,000, respectively.

Included in 2010 construction revenues for the six months ended June 30, 2010, are amounts attributed to contracts directly and indirectly with the Minnesota Department of Transportation and Wisconsin Department of Transportation of approximately $46,709,000 and $46,686,000, respectively.

Note 11	Stock Transfer Agreement

Under the terms of a stock transfer agreement, the Company is obligated to purchase the outstanding stock of a stockholder upon occurrence of death, bankruptcy, disability, or other separation from service.  In addition, the Company has the right of first refusal should the stockholder desire to sell Company stock.  The purchase price is established by stockholders and the Company.

Lunda Construction Company

Notes to Financial Statements (Unaudited)

Note 12	Commitment

As the prime contractor on many of its construction projects, the Company is responsible for the satisfactory performance by the subcontractors and material suppliers on those projects. Occasionally, the Company is subject to callbacks or claims by owners due to noncompliant work of the subcontractors or material suppliers.  During 2009, an unforeseen painting flaw was discovered in one of the bridge contracts completed by the Company in 2009. Management had recorded a $6 million accrued expense and charge to operations in the 2009 financial statements as an estimate of the cost to repaint the erected bridge.  The accrued expense was still outstanding at December 31, 2010.

In May 2011, the Company and the owner of the bridge project agreed in principle to the scope of the work required to correct the noncompliant work. The Company believes the cost to correct the noncompliant work has substantially diminished.  As a result, the accrued expense was reduced to $100,000 via a credit to operations in the June 30, 2011, financial statements.

Note 13	Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and contracts receivable.  The Company places its cash and cash equivalents with quality financial institutions.  Concentrations of credit risk with respect to contracts receivable are limited due to the Company's significant contracts receivable being from the Departments of Transportation of the states of Wisconsin and Minnesota.

Note 14	Subsequent Event

On July 1, 2011, Tutor Perini Corporation acquired 100% of the Company's common stock. During the six months ended June 30, 2011, the Company incurred nonrecurring costs of $5,667,411 as a result of the sale.